SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          At the 2007 annual meeting of stockholders of Capital Trust, Inc. (the “Company”) held on June 7, 2007, the Company’s stockholders, upon recommendation of the board of directors of the Company, approved the Company’s 2007 Long-Term Incentive Plan (the “2007 Plan”). Under the terms of the 2007 Plan, the Company may make grants of options, stock appreciation rights, restricted stock, restricted stock units, deferred share units and other stock-based and cash-based award to its employees, directors, consultants and advisors. Under the terms of the 2007 Plan, the maximum number of shares that the Company may issue for all awards under the 2007 Plan is 700,000 shares. The 2007 Plan is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007. The 2007 Plan is also attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
10.1	Capital Trust, Inc. 2007 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: June 12, 2007

Exhibit Index

Exhibit Number	Description
10.1	Capital Trust, Inc. 2007 Long-Term Incentive Plan